Exhibit 99.1

NEWS RELEASE

CONTACT:	Patrick Scanlon, Senior Vice President, Finance Division Head
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:	8:00 A.M. Eastern Time: November 1, 2013

Penseco Financial Services Corporation Reports Earnings as of September 30, 2013

SCRANTON, PA, November 1, 2013 – Penseco Financial Services Corporation (OTCQB: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported net income for the three months ended September 30, 2013 of $2,486,000, or $0.76 per basic and diluted weighted average share, compared with $2,552,000, or $0.78 per basic and diluted weighted average share, from the year ago period, a decrease of $66,000, or 2.6%. The most recent period includes $215,000 of merger related expenses not included in the same period of 2012. Net interest income decreased $269,000, or 3.4%. Net interest income, after provision for loan and lease losses, decreased $323,000, or 4.3%, during the 2013 period, due to a decrease in interest income of $579,000, or 6.2%, and an increase in the provision for loan and lease losses of $54,000, offset by a decrease in interest expense of $310,000, or 24.6%, from lower funding costs.

The Company reported net income for the nine months ended September 30, 2013 of $7,851,000, or $2.40 per basic and diluted weighted average share, compared with $7,881,000, or $2.41 per basic and diluted weighted average share, from the year ago period, a decrease of $30,000, or 0.4%. Net interest income decreased $896,000, or 3.7%. Net interest income, after provision for loan and lease losses, decreased $1,444,000, or 6.1%, during the 2013 period, due to a decrease in interest income of $2,100,000, or 7.4%, and an increase in the provision for loan and lease losses of $548,000, offset by a decrease in interest expense of $1,204,000, or 29.0%, from lower funding costs. The decrease in interest income for the three and nine months ended September 30, 2013 was primarily attributable to investment and loan cash flows being reinvested at lower yields, including excess reserve deposits held at the Federal Reserve Bank of Philadelphia.

Agreement and Plan of Merger

On June 28, 2013, the Company entered into a merger agreement with Peoples Financial Services Corp. (“Peoples”), pursuant to which the Company would merge with and into Peoples. The merger agreement provides that shareholders of the Company will receive a fixed ratio of 1.3636 shares of Peoples common stock for each outstanding share of Company common stock, subject to potential adjustment upon the occurrence of certain unforeseen events described in the merger agreement. Upon closing of the transaction, the Company’s shareholders are expected to own approximately 59% of the common stock in the combined company and Peoples shareholders are expected to own approximately 41%. As of September 30, 2013, Peoples had preliminary, unaudited consolidated total assets, net loans, total deposits, and total shareholders’ equity of $714.4 million, $505.1 million, $621.8 million, and $68.3 million, respectively. Upon completion of the merger, the combined company is expected to have approximately $1.6 billion in assets. The transaction has been unanimously approved by the board of directors of both the Company and Peoples, and has received required approvals from the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, and the Federal Reserve Bank of Philadelphia. The transaction remains subject to the approvals of the shareholders of both the Company and Peoples and the satisfaction of other customary closing conditions. It is expected to be completed in the fourth quarter of 2013.

The Company believes the merger, once completed, will present an opportunity to significantly increase earnings per share for Penseco shareholders and better position the Company for growth into the future. We expect the merger will create a larger, more profitable company that can better serve the consumer and business segments that we target in our footprint. The special meeting of Penseco shareholders’, relative to the plan of merger between Penseco and Peoples will be held on Thursday, November 21, 2013, at 2:00 p.m. at the Hilton Hotel Scranton and Conference Center, 100 Adams Avenue, Scranton, Pa. For more information relating to the merger, please see the discussion under the heading “Additional Information About The Transaction and Where to Find It” included in this press release.

Non-Interest Income

Total non-interest income decreased $87,000, or 2.8%, to $3,027,000 for the three months ended September 30, 2013, compared with $3,114,000 for the corresponding period in 2012. There was an increase of $78,000 in trust department income, an increase of $39,000 in service charges on deposit accounts, an increase of $70,000 in brokerage fee income, an increase of $63,000 in other fee income and an increase of $30,000 in net realized gains on securities, offset by a $183,000 decrease in merchant transaction income, due to lower volume and a $172,000 decrease in other operating income, due to decreases in the gains on the sale of mortgage loans.

Total non-interest income increased $280,000, or 3.2%, to $8,910,000 for the nine months ended September 30, 2013, compared with $8,630,000 for the corresponding period in 2012. This increase was attributable to an increase of $169,000 in trust department income, an increase of $119,000 in brokerage fee income, an increase of $105,000 in other fee income and an increase of $136,000 in other operating income, offset by a $332,000 decrease in merchant transaction income, due to lower volume.

Non-Interest Expenses

Total non-interest expenses increased $25,000, or 0.3%, to $7,365,000 for the three months ended September 30, 2013 compared with $7,340,000 for the corresponding period in 2012. This increase was attributable to a $214,000 increase in other operating expense, primarily due to merger related costs of $215,000. Salaries and employee benefits decreased $73,000. Merchant transaction expense decreased $126,000, due to lower volume.

Total non-interest expenses decreased $595,000, or 2.7%, to $21,346,000 for the nine months ended September 30, 2013 compared with $21,941,000 for the corresponding period in 2012. This decrease was attributable to a $202,000 decrease in salaries and employee benefits due to lower full time equivalent employees compared to the prior year period. Merchant transaction expenses decreased $246,000, due to lower volume. FDIC insurance assessments decreased $98,000 in part from the refund of the pre-paid FDIC insurance assessment.

Asset Quality

The Company maintains an allowance for loan and lease losses which reflects management’s estimate of probable loan losses, as determined in accordance with the Company’s allowance for loan and lease losses methodology. The ratio of the allowance for loan and lease losses to total loans was 1.20% and 1.09% as of September 30, 2013 and 2012, respectively, and 1.11% as of December 31, 2012.

Non-accrual loans equaled $2,688,000, or 0.41% of outstanding loans, at September 30, 2013, representing an increase of $408,000 from $2,280,000 in non-accrual loans, or 0.37% of outstanding loans, at December 31, 2012. There were no commitments to lend additional funds to borrowers whose loans were in non-accrual status at September 30, 2013.

Net loan charge-offs amounted to $404,000, or 0.06%, of average outstanding loans for the nine months ended September 30, 2013, compared to $522,000, or 0.08%, of average outstanding loans outstanding for the nine months ended September 30, 2012.

The Company continues to proactively evaluate probable loan and lease losses and address delinquent loans by, among other things, obtaining current appraisals of collateral, increasing communication with borrowers and placing loans on non-accrual status when collection is in doubt and the loan is moving toward foreclosure or liquidation of collateral.

Income Tax Expense

Applicable income taxes decreased $369,000, or 48.5%, and $539,000, or 23.4%, for the three months and nine months ended September 30, 2013, respectively, from the corresponding period of the prior year. In the three and nine month periods, the decrease was primarily due to lower taxable income.

About Penseco Financial Services Corporation

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates thirteen offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is quoted on the OTCQB market place maintained by OTC Market Groups, Inc. under the symbol “PFNS”.

Forward-Looking Statements

We make statements in this press release, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Penseco Financial Services Corporation, Penn Security Bank & Trust Company or its subsidiaries (collectively, the “Company” or “we”), as well as those of Peoples Financial Services Corp., Peoples Neighborhood Bank, and its subsidiaries (collectively, “Peoples”), that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, the Company and Peoples claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company and Peoples caution you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s and Peoples’ operations, pricing, products and services and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) from time to time.

In addition to these risks, acquisitions and business combinations—such as the business combination currently proposed between the Company and Peoples—present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder—or take longer—to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to the Company or Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company and Peoples assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission:

Additional Information About The Transaction and Where to Find It

Peoples Financial Services Corporation has filed a registration statement (Registration No. 333-190587) that includes a joint proxy statement/prospectus of Penseco Financial Services Corporation and Peoples Financial Services Corp. The parties have filed and will file other relevant documents concerning the proposed merger with the SEC. WE URGE INVESTORS TO READ THE FINAL PROXY STATEMENT/PROSPECTUS, WHICH WAS FIRST MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 11, 2013, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors are able to obtain these documents free of charge at the SEC’s website, http://www.sec.gov/. In addition, documents filed with the SEC by Penseco Financial Services Corporation are available free of charge by written request to Mr. Patrick Scanlon, Senior Vice President, Finance Division Head, Penn Security Bank & Trust Company, 150 North Washington Avenue, Scranton, Pennsylvania 18503 or oral request to Mr. Scanlon at (570) 346-7741, extension 2316. Documents filed with the SEC by Peoples Financial Services Corporation are available free of charge by written request to Scott A. Seasock, Senior Vice President & Chief Financial Officer, 82 Franklin Avenue, Hallstead, PA 18822 or oral request to Scott A. Seasock at (570) 879-6110.

This document is not an offer to sell shares of Peoples’ securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS

(unaudited)

(in thousands, except per share amounts based on weighted average shares outstanding in each period)

	September 30, 2013	September 30, 2012	Inc / (Dec) $	% Change
	Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.08%	1.11%		-2.70%
Return on Average Equity	7.43%	7.69%		-3.38%
Net Interest Margin (1)	3.90%	4.05%		-3.70%
Efficiency Ratio (2)	68.40%	65.98%		3.67%

	Nine Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.13%	1.14%		-0.88%
Return on Average Equity	7.82%	8.05%		-2.86%
Net Interest Margin (1)	3.91%	4.08%		-4.17%
Efficiency Ratio (2)	66.12%	66.69%		-0.85%
STOCKHOLDERS’ VALUE
Net Income	$7,851	$7,881	$(30)	-0.38%
Earnings per share - Basic	2.40	2.41	(0.01)	-0.41%
Earnings per share - Diluted	2.40	2.41	(0.01)	-0.41%
Dividends Per Share	1.26	1.26	—	—
Book Value Per Share	40.78	40.33	0.45	1.12%
Market Value Per Share	45.00	38.25	6.75	17.65%
Market Value/Book Value	110.35%	94.84%		16.35%
Price Earnings Multiple	14.06x	11.90x		18.15%
Dividend Payout Ratio	52.50%	52.28%		0.42%
Dividend Yield	3.73%	4.39%		-15.03%
SAFETY AND SOUNDNESS
Stockholders’ Equity/Assets	14.60%	14.55%		0.34%
Total Capital/Risk Weighted Assets	17.63%	17.38%		1.44%
Tier 1 Capital/Risk Weighted Assets	16.38%	16.24%		0.86%
Tier 1 Capital/Average Assets	11.76%	11.40%		3.16%
Non-performing Assets/Total Assets	0.30%	0.35%		-14.29%
Non-performing Loans to period end Loans	0.41%	0.40%		2.50%
Allowance for loan and lease losses to period end loans	1.20%	1.09%		10.09%
BALANCE SHEET HIGHLIGHTS
Total Assets	$917,497	$908,194	$9,303	1.02%
Total Investments	167,000	181,393	(14,393)	-7.93%
Net Loans	648,075	632,094	15,981	2.53%
Allowance for Loan and Lease Losses	7,871	6,966	905	12.99%
Total Deposits	728,300	705,132	23,168	3.29%
Stockholders’ Equity	133,973	132,110	1,863	1.41%

(1)	The net interest margin is equal to tax equivalent net interest income divided by average interest earning assets. In order to make pre-tax income on tax-exempt investments and loans comparable to taxable investments and loans, a tax equivalent adjustment, based on a 34% tax rate, is made to interest income. This adjustment increased interest income by $543 and $541 for the three months ended September 30, 2013 and 2012, respectively and by $1,616 and $1,711 for the nine months ended September 30, 2013 and 2012, respectively. The Company believes that the tax equivalent presentation is consistent with industry practice. Although the Company believes that these financial measures enhance investors’ understanding of our business and performance, these measures should not be considered an alternative to GAAP.

(2)	The efficiency ratio is equal to non-interest expenses divided by the sum of net interest income and non-interest income.

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except per share amounts)

	September 30, 2013	September 30, 2012
ASSETS

Cash and due from banks	$14,306	$11,901
Interest bearing balances with banks	14,016	6,414
Federal funds sold	—	—

Cash and Cash Equivalents	28,322	18,315
Investment securities:
Available-for-sale, at fair value	148,921	163,703
Held-to-maturity (fair value of $17,858 and $18,786, respectively)	18,079	17,690

Total Investment Securities	167,000	181,393
Loans, net of unearned income	655,946	639,060
Less: Allowance for loan and lease losses	7,871	6,966

Loans, Net	648,075	632,094
Bank premises and equipment	14,823	15,013
Other real estate owned	94	582
Accrued interest receivable	2,641	3,073
Goodwill	26,398	26,398
Bank-owned life insurance	17,215	17,490
Federal Home Loan Bank stock	2,895	4,764
Other assets	10,034	9,072

Total Assets	$917,497	$908,194

LIABILITIES

Deposits:
Non-interest bearing	$153,552	$141,181
Interest bearing	574,748	563,951

Total Deposits	728,300	705,132
Other borrowed funds:
Securities sold under agreements to repurchase	10,144	11,873
Short-term borrowings	—	—
Long-term borrowings	34,971	49,576
Accrued interest payable	502	815
Other liabilities	9,607	8,688

Total Liabilities	783,524	776,084

STOCKHOLDERS’ EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized, 3,285,145 shares issued and outstanding at September 30, 2013 3,276,079 shares issued and outstanding at September 30, 2012	33	33
Surplus	48,956	48,890
Retained earnings	87,517	82,467
Accumulated other comprehensive income	(2,533)	720

Total Stockholders’ Equity	133,973	132,110

Total Liabilities and Stockholders’ Equity	$917,497	$908,194

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans and leases	$7,609	$8,059	$23,029	$24,525
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	386	544	1,239	1,798
States & political subdivisions	658	645	1,927	2,027
Other securities	22	14	57	43
Interest on Federal funds sold	—	—	—	—
Interest on balances with banks	18	10	68	27

Total Interest Income	8,693	9,272	26,320	28,420

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	260	287	784	899
Interest on other deposits	387	500	1,184	1,758
Interest on other borrowed funds	305	475	978	1,493

Total Interest Expense	952	1,262	2,946	4,150

Net Interest Income	7,741	8,010	23,374	24,270
Provision for loan and lease losses	525	471	1,325	777

Net Interest Income After Provision for Loan and Lease Losses	7,216	7,539	22,049	23,493

NON-INTEREST INCOME
Trust department income	487	409	1,281	1,112
Service charges on deposit accounts	528	489	1,482	1,416
Merchant transaction income	1,174	1,357	3,123	3,455
Brokerage fee income	130	60	320	201
Other fee income	490	427	1,396	1,291
Bank-owned life insurance income	117	129	356	378
Other operating income	68	240	794	658
Impairment losses on investment securities	—	—	—	—
Realized gains (losses) on securities, net	33	3	158	119

Total Non-Interest Income	3,027	3,114	8,910	8,630

NON-INTEREST EXPENSES
Salaries and employee benefits	3,340	3,413	10,415	10,617
Premises and equipment	685	678	2,187	2,230
Merchant transaction expenses	740	866	1,947	2,193
FDIC insurance assessments	116	113	245	343
Other operating expenses	2,484	2,270	6,552	6,558

Total Non-Interest Expenses	7,365	7,340	21,346	21,941

Income before income taxes	2,878	3,313	9,613	10,182
Applicable income taxes	392	761	1,762	2,301

Net Income	$2,486	$2,552	$7,851	$7,881

Weighted average shares outstanding - Basic	3,276,079	3,276,079	3,276,079	3,276,079
Weighted average shares outstanding - Diluted	3,278,182	3,276,529	3,277,738	3,276,243
Earnings per Common Share - Basic	$0.76	$0.78	$2.40	$2.41
Earnings per Common Share - Diluted	$0.76	$0.78	$2.40	$2.41
Cash Dividends Declared Per Common Share	$0.42	$0.42	$1.26	$1.26

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(in thousands)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
Net Income	$2,486	$2,552
Other comprehensive income, net of tax:
Unrealized (losses) gains on securities:
Unrealized holding (losses) gains arising during the period	(13)	550
Less: reclassification adjustment for gains (losses) included in net income	22	(1)

Other comprehensive income	(35)	551

Comprehensive Income	$2,451	$3,103

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net Income	$7,851	$7,881
Other comprehensive income, net of tax:
Unrealized (losses) gains on securities:
Unrealized holding (losses) gains arising during the period	(2,139)	1,068
Less: reclassification adjustment for gains (losses) included in net income	104	70

Other comprehensive income	(2,243)	998

Comprehensive Income	$5,608	$8,879

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, June 30, 2012	$33	$48,875	$81,290	$169	$130,367

Stock-based compensation		15			15

Net income	—	—	2,552	—	2,552

Other comprehensive income				551	551

Cash dividends declared ($0.42 per share)	—	—	(1,375)	—	(1,375)

Balance, September 30, 2012	$33	$48,890	$82,467	$720	$132,110

Balance, June 30, 2013	$33	$48,938	$86,412	$(2,498)	$132,885

Stock-based compensation		18			18

Net income	—	—	2,486	—	2,486

Other comprehensive income				(35)	(35)

Cash dividends declared ($0.42 per share)	—	—	(1,381)	—	(1,381)

Balance, September 30, 2013	$33	$48,956	$87,517	$(2,533)	$133,973

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(unaudited)

(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity

Balance, December 31, 2011	$33	$48,865	$78,713	$(278)	$127,333

Stock-based compensation	—	25	—	—	25

Net income	—	—	7,881	—	7,881

Other comprehensive income	—	—	—	998	998

Cash dividends declared ($1.26 per share)	—	—	(4,127)	—	(4,127)

Balance, September 30, 2012	$33	$48,890	$82,467	$720	$132,110

Balance, December 31, 2012	$33	$48,905	$83,798	$(290)	$132,446

Stock-based compensation	—	51	—	—	51

Net income	—	—	7,851	—	7,851

Other comprehensive income	—	—	—	(2,243)	(2,243)

Cash dividends declared ($1.26 per share)	—	—	(4,132)	—	(4,132)

Balance, September 30, 2013	$33	$48,956	$87,517	$(2,533)	$133,973

Reconciliation of Non-GAAP Financial Measures

Tangible Assets and Equity

Management believes that tangible assets, tangible equity, and the related ratios of tangible equity to tangible assets, tangible book value per share, and market value to tangible book value, are useful to investors in evaluating the Company’s results of operations and financial condition. Our intangible assets, namely goodwill and the core deposit intangible, are the result of our accounting for the April 2009 merger of Old Forge Bank into Penn Security Bank & Trust Company, and we would not be able to sell those assets separately from all other assets of the business. Tangible equity and tangible book value per share are used generally as conservative measures of net worth, approximating liquidation value.

The following table presents a reconciliation of tangible assets / tangible equity.

	September 30, 2013		September 30, 2012
Tangible Assets
Total Assets		$917,497		$908,194
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	663		903

		27,061		27,301

Tangible Assets		$890,436		$880,893

Tangible Equity
Total Equity		$133,973		$132,110
Less:
Goodwill	26,398		26,398
Core Deposit Intangible	663		903

		27,061		27,301

Tangible Equity		$106,912		$104,809

Tangible Equity / Tangible Assets		12.01%		11.90%

Tangible Book Value Per Share		$32.55		$31.99

Market Value / Tangible Book Value		138.25%		119.57%